Exhibit 10.5

FORM OF

RESTRICTED STOCK AWARD AGREEMENT

(2018 Manager Incentive Plan)

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page (the “Signature Page”) attached hereto (the “Date of Grant”), between Blackstone Mortgage Trust, Inc., a Maryland corporation (the “Company”) and the participant identified on the Signature Page attached hereto (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the Blackstone Mortgage Trust, Inc. 2018 Manager Incentive Plan (the “Plan”), the terms of which Plan are incorporated herein by reference and made a part of this Agreement, and capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Company has determined that it would be in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein to the Participant pursuant to the Plan and the terms set forth herein;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of Restricted Stock. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant the number of shares of Restricted Stock appearing on the signature page attached hereto (the “Award”).

2. Vesting of Restricted Stock.

(a) Vesting Schedule. The Award shall initially be unvested. Provided that a Termination has not occurred, the Award shall vest in substantially equal quarterly installments over the three (3) year period following the Date of Grant; provided that the exact amounts and dates of each installment vesting shall be determined by the Company.

(b) Termination. Upon a Termination or Qualifying Termination this Award shall be treated in accordance with the Plan.

3. Book Entry; Certificates. The Company shall recognize the Participant’s ownership through uncertificated book entry. If elected by the Company, certificates evidencing the Common Stock granted hereunder may be issued by the Company and any such certificates shall be registered in the Participant’s name on the stock transfer books of the Company promptly after the date hereof. No certificates shall be issued for fractional shares.

4. Rights as a Stockholder. The Participant shall be the record owner of the shares of Restricted Stock until or unless such shares are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, participating in gains and losses of the Company, voting rights and rights to dividends with respect to shares of Restricted Stock.

5. Restrictions. Any Common Stock issued to the Participant pursuant to the Award shall be subject to such stop transfer orders and other restrictions as the Committee (or its designee) may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Common Stock are listed and any applicable U.S. or non-U.S. federal, state or local laws, and the Committee (or its designee) may cause a notation or notations to be entered into the books and records of the Company to make appropriate reference to such restrictions.

6. No Right to Continued Service. Neither the Plan nor this Agreement nor the granting of the Award hereunder shall impose any obligation on the Company or any Affiliate of the Company to continue the engagement of the Participant.

7. Transferability.

(a) Shares of Restricted Stock may not, at any time prior to becoming vested pursuant to the terms of this Agreement, be Transferred and any such purported Transfer shall be void and unenforceable against the Company or any Affiliate of the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b) “Transfer” shall mean (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

8. Securities Laws; Cooperation. Upon the vesting of the Award (or any portion thereof), the Participant will make or enter into such written representations, warranties and agreements as the Company may request in order to comply with applicable securities laws, the Plan or with this Agreement.

9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address as set forth on the Signature Page or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10. Choice of Law. This Grant shall be governed by and construed in accordance with the laws of the state of Maryland without regard to conflicts of laws.

11. Restricted Stock Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. Shares of Restricted Stock granted hereunder are subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

12. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date set forth on the Company’s signature page.

Participant

BXMT Advisors L.L.C.

By:

Name:
Title:

Blackstone Mortgage Trust, Inc.

Name:
Title:

Dated:

Participant Address:

Number of Shares of Restricted Stock	[•]
Date of Grant	[•]